UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YRCW	The NASDAQ Stock Market LLC

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, on March 21, 2019, YRC Worldwide Inc. (“YRC Worldwide”) operating companies YRC Inc., USF Holland LLC, and New Penn Motor Express LLC (collectively, the “Companies”) and Teamsters National Freight Industry Negotiating Committee, the negotiating arm of the International Brotherhood of Teamsters, on behalf of itself and the Teamster Local Unions representing employees covered by the National Master Freight Agreement, reached a tentative agreement in principle for a new collective bargaining agreement (the “New NMFA”), subject to ratification by the Companies’ union employees (the “Union Employees”). On May 3, 2019, YRC Worldwide was notified that the Union Employees ratified the New NMFA along with 26 of the 27 supplemental agreements to the New NMFA.

On May 14, 2019, YRC Worldwide was notified that the applicable Union Employees have ratified the final supplemental agreement to the New NMFA. The New NMFA and supplemental agreements are now immediately effective, with wage and benefit improvements to be paid retroactively to April 1, 2019. The New NMFA and supplemental agreements expire on March 31, 2024.

The New NMFA provides for wage and benefit improvements for the approximately 24,000 Union Employees, including, among other things, the following:

•

Hourly wage increases in each year of the contract, beginning April 1, 2019 and continuing through 2023. At the highest tier of the wage scale, applicable to most Union Employees, the increases will total $4.00 per hour over the life of the contract.

•	A vacation time increase by one week annually for certain Union Employees.

•

Continuation of existing Company-paid health and welfare, with contribution rate increases in each year of the contract, beginning August 1, 2019 and continuing through 2023. The contribution rate increases applicable to funds covering the majority of Union Employees are between $0.40 to $0.50 per hour each year.

•

A newly-structured performance bonus program for employees, which replaces the existing program. Under the new program, the Union Employees will receive the greater of (a) two times the amount of cash bonuses paid to officers subject to filing requirements under Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officers”), in the aggregate, or (b) $750 per eligible Union Employee if Section 16 Officers receive performance-based incentive compensation in the form of stock.

The New NMFA provides for a number of improvements that we expect will provide operating efficiencies and improved service to customers, including, among others, the following:

•

The expanded ability to utilize smaller trucks (or “box trucks”) that can be operated by employees who do not have a commercial driver’s license, eliminating some use of costly third-party carriers to deliver freight.

•	The ability to utilize additional hours of service, in accordance with Department of Transportation regulations.

•	The increased ability to utilize additional purchased transportation at YRC Inc. (doing business as YRC Freight) and USF Holland LLC.

•	The increased ability to utilize Union Employees in non-driving positions.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release dated May 15, 2019

Forward-Looking Statements

This Current Report and the attached press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “will,” “would,” “anticipate,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond the Company’s control. It is important to note that the achievement of the operational efficiencies and the improved service to customers we anticipate may be subject to a number of factors, including (among others) those risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s reports on Forms 10-K and 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Brianne L. Simoneau
Brianne L. Simoneau
Vice President and Controller

Date: May 15, 2019